EX-99.B11(a)

                   [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 37 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 28, 1998, relating to the financial statements and financial highlights appearing in the March 31, 1998 Annual Reports to Shareholders of Nations Prime Fund, Nations Treasury Fund, Nations Equity Income Fund, Nations Government Securities Fund, Nations International Equity Fund, Nations International Growth Fund, Nations Small Company Growth Fund and Nations U.S. Government Bond Fund, portfolios of Nations Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "How The Funds Are Managed - Other Service Providers" in the Prospectuses and under the heading "Independent Accountant and Reports" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 27, 1998